Revised 3/1/2004


                                                       Exhibit n under Form N-1A
                                              Exhibit 99 under Item 601/Reg. S-K


                              SELECT SHARES EXHIBIT

                                       TO

                               MULTIPLE CLASS PLAN

1. SEPARATE ARRANGEMENT AND EXPENSE ALLOCATION

For purposes of Rule 18f-3 under the Act, the basic distribution and shareholder servicing arrangement of the Select Shares will consist of sales and shareholder servicing by financial intermediaries. The principal underwriter and financial intermediaries may receive payments for distribution and/or administrative services under a Rule 12b-1 Plan. In addition, financial intermediaries may receive shareholder service fees for services provided. In connection with this basic arrangement, Select Shares will bear the following fees and expenses:

Fees and Expenses      Maximum Amount Allocated Select Shares
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Sales Load             None
Contingent Deferred    None
Sales Charge ("CDSC")
Shareholder Service    Up to 25 basis points (0.25%) of the average daily
Fee                    net asset value
12b-1 Fee              As set forth in the attached Schedule
Other Expenses         Itemized expenses incurred by the Fund with
                       respect to holders of Select Shares as described in Section 3 of the Plan


2. CONVERSION AND EXCHANGE PRIVILEGES

For purposes of Rule 18f-3, Select Shares have the following conversion rights and exchange privileges at the election of the shareholder:

Conversion Rights: None
Exchange           Select Shares may be exchanged for Select Shares of
Privilege:         any other Fund.  Additionally, Select Shares issued in
                   exchange for Class A Shares or Class F Shares may be exchanged back into Class A Shares or Class F Shares, respectively.

In any exchange, the shareholder shall receive shares having the same aggregate net asset value as the shares surrendered, unless Class A Shares or Class F Shares which are subject to a CDSC are being exchanged, in which case the CDSC fee will be imposed as if the Class A Shares or Class F Shares had been redeemed. Exchanges to any other Class shall be treated in the same manner as a redemption and purchase.


                                SCHEDULE OF FUNDS
                             OFFERING SELECT SHARES



The Funds set forth on this Schedule each offer Select Shares on the terms set forth in the Select Shares Exhibit to the Multiple Class Plan, in each case as indicated below. The 12b-1 fees indicated are the maximum amounts authorized based on the average daily net asset value. Actual amounts accrued may be less.

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      Multiple Class Company                     Series              12b-1 Fee
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Federated Managed Allocation        Federated Growth Allocation Fund 0.75%
Portfolios
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                                    Federated Moderate Allocation    0.75%
                                    Fund
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                                    Federated Conservative           0.75%
                                    Allocation Fund
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